Item 7
                                             Exhibit 23






            CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Number 33-36798) and on Form S-3 (Numbers 33-48524, 33-58810 and 33-50377) of Potomac Electric Power Company of our report dated January 21, 1994 appearing on page 60 of Exhibit 99 of the Current Report on Form 8-K of Potomac Electric Power Company dated January 28, 1994.




/s/ Price Waterhouse
Price Waterhouse
Washington, D.C.

January 28, 1994